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                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  CONFIDENTIAL, FOR USE OF THE COMMISSION
     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      THE UNITED STATES SHOE CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

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

                       THE UNITED STATES SHOE CORPORATION

              ONE EASTWOOD DRIVE            CINCINNATI, OHIO 45227

                                 MARCH 28, 1995

                                ---------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders:

     A special meeting of shareholders of The United States Shoe Corporation (the "Corporation"), called pursuant to the requirements of Section 1701.831 of the Ohio Revised Code (the "831 Special Meeting"), will be held on Friday, April 21, 1995 at 10:00 A.M. at The Phoenix, 812 Race Street, Cincinnati, Ohio 45202, solely for the following purposes:

     1. To consider and vote upon the authorization required by Section 1701.831 of the Ohio Revised Code to permit the proposed control share acquisition by Luxottica Acquisition Corp. of a majority or more of the Corporation's outstanding common shares (and the associated preference share purchase rights) for $24.00 per share.

     2. To consider and vote upon such procedural matters as may properly come before the 831 Special Meeting.

     Shareholders of record at the close of business on March 21, 1995 will be entitled to vote at the 831 Special Meeting and at any adjournment thereof.

                                            James J. Crowe,
                                            Secretary

                                   IMPORTANT
                         ------------------------------

     Your prompt dating, signing and returning of the enclosed WHITE proxy card in the enclosed envelope would be appreciated. If you attend the 831 Special Meeting, you may nevertheless vote in person should you desire. The return of proxies is important, regardless of the number of shares owned.

                                PROXY STATEMENT

                                       OF

                       THE UNITED STATES SHOE CORPORATION

                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                             UNDER SECTION 1701.831
                            OF THE OHIO REVISED CODE
                          TO BE HELD ON APRIL 21, 1995

     A special meeting of shareholders of The United States Shoe Corporation (the "Corporation") will be held on Friday, April 21, 1995 at 10:00 A.M. at The Phoenix, 812 Race Street, Cincinnati, Ohio 45202 (the "831 Special Meeting") in connection with the tender offer commenced on March 3, 1995 by Luxottica Acquisition Corp., a Delaware corporation ("LAC") and an indirect wholly-owned subsidiary of Luxottica Group S.p.A., a corporation organized under the laws of the Republic of Italy ("Luxottica"), to purchase all of the Corporation's outstanding common shares without par value and the associated preference share purchase rights (collectively, the "Common Shares") for a purchase price of $24.00 per Common Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 3, 1995 (the "Offer").

     At the 831 Special Meeting, shareholders of the Corporation will consider and vote upon the authorization required by Section 1701.831 of the Ohio Revised Code ("Section 831") to permit a proposed "control share acquisition" by LAC of all the Common Shares of the Corporation (the "Control Share Acquisition").
Section 831 requires that, prior to any person acquiring any interest in Common Shares that would entitle such person directly or indirectly to control 20% or more of the voting power of the Corporation in the election of its directors, such person obtain the authorization of the shareholders of the Corporation. The Corporation's Board of Directors (the "Board of Directors") has determined that the Offer is inadequate and not in the best interests of the Corporation and its shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED THAT SHAREHOLDERS REJECT THE OFFER AND HAS RECOMMENDED A VOTE AGAINST THE AUTHORIZATION OF THE CONTROL SHARE ACQUISITION.

     The enclosed proxy is solicited by the Board of Directors for use at the 831 Special Meeting and at any adjournment thereof. This Proxy Statement is being mailed to shareholders on or about March 28, 1995.

     To authorize the Control Share Acquisition, Section 831 requires (i) the presence of a quorum at the 831 Special Meeting, (ii) the affirmative vote of the holders of a majority of the Common Shares present in person or by proxy at the 831 Special Meeting and (iii) the affirmative vote of the holders of a majority of such Common Shares excluding Common Shares that are "interested shares" (as such term is defined in Ohio Revised Code Section 1701.01(CC)(1) and described below). Section 831 provides that a quorum shall be deemed to be present at the 831 Special Meeting if a majority of the Common Shares, and a majority of the "disinterested" Common Shares, are represented at the 831 Special Meeting.

     On March 21, 1995, the record date for the determination of shareholders entitled to vote at the 831 Special Meeting (the "Record Date"), there were 46,561,785 Common Shares outstanding. Subject to limitations imposed by Section 831 (as described below), each Common Share is entitled to one vote on the matter to be presented at the 831 Special Meeting.

     The Board of Directors recommends a vote AGAINST authorization of the Control Share Acquisition pursuant to LAC's pending offer. Promptly date, sign and return the accompanying WHITE proxy card. To be sure your Common Shares are voted AGAINST the authorization, we recommend that you discard, and do not return, LAC's BLUE proxy card. A shareholder giving a proxy in the accompanying form retains the power to revoke it by making a later appointment or by giving notice of revocation to the proxy tabulator, State

Street Bank and Trust Company, Corporate Services Department, P.O. Box 592, Boston, Massachusetts 02102. Attendance at the 831 Special Meeting does not in itself revoke the appointment; however, it may be revoked by giving notice of revocation in open meeting.

     If you have any questions or need assistance in voting, please contact D.F. King & Co., Inc. at 1-800-628-8528 (Toll-Free).

                                   THE OFFER

     On March 3, 1995, LAC commenced the Offer. The purpose of the Offer is to acquire control of, and the entire equity interest in, the Corporation. According to the Offer, LAC intends, following completion of the Offer, to effect a merger or similar business combination of the Corporation and LAC or another direct or indirect wholly-owned subsidiary of Luxottica at the same price per Common Share to be paid in the Offer, subject to the terms and conditions described in the Offer. The Offer is conditioned, among other things, upon shareholder approval of the Control Share Acquisition or LAC's satisfaction that the provisions of Section 831 are invalid or inapplicable to the Offer.

     On March 3, 1995, LAC and Luxottica delivered an Acquiring Person Statement and a meeting request to the Corporation as required by Section 831.

                       RESPONSE OF THE BOARD OF DIRECTORS

     At meetings of the Board of Directors held on March 8, 10 and 14-15, 1995, the Board of Directors met with its financial and legal advisers and considered the Offer and various matters related thereto, including reports by the Corporation's financial adviser, James D. Wolfensohn Incorporated ("Wolfensohn"), on the financial condition and performance and potential values of its three businesses; the terms and conditions of the Offer; progress toward the Board's objective of enhancing shareholder value, including the after-tax consequences to the Corporation of certain transactional alternatives, and other matters. At its March 14-15 meeting, the Board of Directors unanimously determined that the Offer is inadequate and not in the best interests of the Corporation and its shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED THAT SHAREHOLDERS REJECT THE OFFER AND NOT TENDER THEIR COMMON SHARES PURSUANT TO THE OFFER. The Board of Directors believes that the best means of providing value to shareholders is to explore fully all alternatives, and has directed its financial adviser and management to continue to do so.

     In reaching its conclusions that the Offer is inadequate and not in the best interests of the Corporation and its shareholders, the Board of Directors took into account numerous factors, including but not limited to:

     (i) The Board's familiarity with the business, financial condition and prospects of the Corporation and of its Women's Apparel Retailing Group, Optical Retailing Group and Footwear Group and, as a result of the strategic review of the Corporation's three business units and corporate configuration which had been initiated in 1994, its previous analyses of possible strategic alternatives to the Offer;

     (ii) The written opinion of Wolfensohn that the consideration offered pursuant to the Offer is inadequate, from a financial point of view, to the shareholders of the Corporation;

     (iii) An analysis of the price offered in the Offer as a multiple of certain historical financial results of the Corporation and a comparison of such price to prices paid for acquisitions of comparable companies and to trading prices of the Common Shares;

     (iv) The fact that the Offer is subject to financing, and to numerous other conditions;

     (v) The value to the Corporation and its shareholders of the Corporation's definitive agreement, announced on March 16, 1995, to sell the Footwear Group to Nine West Group Inc.; pursuant to the agreement, Nine West has agreed to purchase the Footwear Group for $560 million in cash, plus warrants to purchase
3.7 million shares of Nine West common stock at a price of $35.50 per share at any time during the next 8.5 years; and

     (vi) The interest expressed by other parties in exploring potential alternative transaction strategies.

     The Corporation and Wolfensohn are continuing to explore strategic alternatives, including the sale of the Corporation or one or more of its remaining businesses. Wolfensohn has received inquiries from, and initiated discussions with, numerous parties, which are ongoing.

     The Corporation recognizes that a vote to authorize the Offer is not the same as a decision to tender your Common Shares. The Directors recommend, however, that shareholders do not authorize the current Offer of $24.00 per Common Share because the Directors are convinced that the Offer is inadequate.

     In light of the Board of Directors' conclusions that the Offer is inadequate and not in the best interests of the Corporation and its shareholders, the Board of Directors recommends that shareholders vote AGAINST the Control Share Acquisition.

                       OHIO CONTROL SHARE ACQUISITION LAW

     Section 831 provides, among other things, that, unless the articles of incorporation or the regulations of an issuing public corporation provide otherwise, any control share acquisition of such corporation shall be made only with the prior authorization of its shareholders. An "issuing public corporation" is defined as a corporation, organized for profit under the laws of Ohio, with fifty or more shareholders, that has its principal place of business, principal executive offices or substantial assets within Ohio, and as to which no valid close corporation agreement is in existence. The Corporation is an "issuing public corporation."

     A "control share acquisition" is defined as the acquisition, directly or indirectly, by any person of shares of an issuing public corporation that, when added to all other shares of the issuing public corporation in respect of which such person may exercise or direct the exercise of voting power, would entitle such person, immediately after such acquisition, directly or indirectly, alone or with others, to exercise or direct the exercise of the voting power of such issuing public corporation in the election of directors of the following ranges of such voting power: (a) one-fifth or more but less than one-third of such voting power; (b) one-third or more but less than a majority of such voting power; or (c) a majority or more of such voting power.

     Section 831 provides that any person who proposes to make a control share acquisition shall deliver an "acquiring person statement" to the issuing public corporation. Such acquiring person statement shall include (i) the identity of the acquiring person; (ii) a statement that the acquiring person statement is given pursuant to Section 831; (iii) the number of shares of the issuing public corporation owned, directly or indirectly, by the acquiring person; (iv) the range of voting power in the election of directors under which the proposed control share acquisition would, if consummated, fall; (v) a description of the terms of the proposed acquisition; and (vi) representations of the acquiring person (together with a statement of the facts upon which the representations are based) that the proposed control share acquisition will not be contrary to law and that the acquiring person has the financial capacity to make the proposed control share acquisition.

     Within ten days of receipt of an acquiring person statement, the directors of the issuing public corporation must call a special meeting of shareholders to vote on the proposed control share acquisition. Such special meeting must be held within fifty days of receipt of the acquiring person statement unless the acquiring person agrees otherwise.

     The issuing public corporation is required to send a notice of the special meeting to all shareholders of record as of the record date set for the meeting, together with a copy of the acquiring person statement and a statement by the issuing public corporation, authorized by its directors, of its position or recommendation with respect to the proposed control share acquisition.

     Pursuant to Ohio Revised Code Section 1701.831(E)(1), the acquiring person may make the proposed control share acquisition only if (a) a quorum is present at the special meeting, and the acquisition is authorized by a majority of the voting power entitled to vote in the election of directors and represented in person or by proxy at such meeting, and by a majority of such voting power excluding the voting power of "interested shares", as defined below, and (b) such control share acquisition is consummated, in accordance with the terms so authorized, no later than 360 days following such shareholder authorization.

     Ohio Revised Code Section 1701.01(CC)(1) defines "interested shares" as shares as to which any of the following persons may exercise (or direct the exercise of) voting power in the election of directors: (i) the acquiring person; (ii) an officer of the issuing public corporation elected or appointed by its directors; or (iii) any employee of the issuing public corporation who is also a director of such corporation. Ohio Revised Code Section 1701.01(CC)(2) also defines "interested shares" to mean shares of the issuing public corporation acquired, directly or indirectly, by any person for valuable consideration during the period beginning with the date of the first public disclosure of a proposed control share acquisition of the issuing public corporation or any proposed merger, consolidation or other transaction which would result in a change in control of the corporation or all or substantially all of its assets, and ending on the date of any special meeting of the corporation's shareholders held thereafter pursuant to Section 831 for the purpose of voting on a control share acquisition proposed by an acquiring person, if either (i) the aggregate consideration paid or otherwise given by the person who acquired the shares, and any other persons acting in concert with such person, exceeds $250,000 or (ii) the number of shares acquired by the person who acquired the shares, and any other persons acting in concert with such person, exceeds one-half of 1% of the outstanding shares of the corporation entitled to vote in the election of directors.

     On March 3, 1995, LAC and Luxottica brought an action for declaratory and other relief against the Corporation, the Directors, the Commissioner of Securities of Ohio, the Director of Commerce of Ohio and the State of Ohio in the United States District Court for the Southern District of Ohio, Eastern Division, seeking, among other things, a temporary restraining order and a preliminary injunction prohibiting the Corporation and its Directors from classifying or treating any Common Shares as "interested shares" pursuant to Ohio Revised Code Section 1701.01(CC)(2) for purposes of conducting the shareholder vote on the Control Share Acquisition at the 831 Special Meeting. On March 16, 1995 the court issued an Opinion and Order holding that Ohio Revised Code Section 1701.01(CC)(2) is preempted by the Williams Act and prohibiting the application of its provisions to the shareholder vote at the 831 Special Meeting. The Corporation is considering whether to appeal the court's decision. Even if the decision is appealed, however, it is unlikely that the Court of Appeals will render its decision by the date of the 831 Special Meeting. Accordingly, the shareholder vote at the 831 Special Meeting will be conducted using only the definition of "interested shares" set forth in Ohio Revised Code
Section 1701.01(CC)(1).

     Dissenters' rights are not available to shareholders of an issuing public corporation in connection with the authorization of a control share acquisition.

     THE AUTHORIZATION BY THE SHAREHOLDERS OF THE CONTROL SHARE ACQUISITION IS INDEPENDENT OF ANY DECISION BY SHAREHOLDERS WHETHER OR NOT TO TENDER THEIR COMMON SHARES PURSUANT TO THE OFFER. Consummation of the transactions described in the Offer, however, is conditioned, among other things, upon shareholder authorization of the Control Share Acquisition pursuant to Section 831.

     The foregoing summary does not purport to be a complete statement of the provisions of Section 831 and the related provisions of the Revised Code. The foregoing summary is qualified in its entirety by reference to Section 831 and the Revised Code.

              CERTAIN VOTING PROCEDURES AT THE 831 SPECIAL MEETING

     If a shareholder abstains from voting on the Control Share Acquisition (marking "abstain" on the form of proxy), those Common Shares will be considered as present at the 831 Special Meeting for quorum purposes, but the abstention will have the practical effect of a "no" vote. If a broker indicates on the form of proxy that it does not have discretionary authority as to certain Common Shares to vote on the Control Share Acquisition, those Common Shares will be considered as present at the 831 Special Meeting for quorum purposes but not entitled to vote with respect to the 831 Special Meeting and thus will also have the practical effect of a "no" vote. If the Corporation's proxy is properly signed and returned without specifying a choice, the Common Shares represented thereby will be voted AGAINST the Control Share Acquisition.

     Each employee participating in The United States Shoe Corporation Tax Incentive Savings Plan is entitled to instruct The Charles Schwab Trust Company, as Trustee, how to vote all Common Shares credited to the employee's accounts under the plan. The form of proxy will serve as voting instructions to the Trustee from such participants. Common Shares held in the plan for which voting instructions are not received by the Trustee from plan participants will be voted by the Trustee in the same proportion as Common Shares for which the Trustee does receive instructions.

     Proxies representing Common Shares held of record will include Common Shares allocated to participants under the Dividend Reinvestment Plan for shareholders of the Corporation and will serve as voting instructions to the Trustee, as described above, if the registrations are the same. Separate mailings will be made for different registrations.

     Under the Corporation's confidential shareholder voting policy, proxies, ballots and vote tabulations that identify the particular vote of a shareholder are kept confidential except (i) to allow the independent inspector of election to certify the results of the vote; (ii) as necessary to meet applicable legal requirements, including the pursuit or defense of judicial actions; or (iii) in the event of a proxy or consent solicitation in opposition to the Board of Directors and management of the Corporation. Both the tabulator and the inspector of election are independent of the Corporation, its directors, officers and employees. Accordingly, since LAC and Luxottica are soliciting proxies in opposition to the Board of Directors and management of the Corporation, the confidential shareholder voting policy will not apply.

                            SOLICITATION OF PROXIES

     In addition to solicitation by mail, directors, officers and regular employees of the Corporation may solicit proxies in person, by telephone or by telecopier, none of whom will receive additional compensation for such solicitations. The Corporation has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward its solicitation materials to the beneficial owners of the Common Shares they hold of record. The Corporation will reimburse these record holders for customary mailing expenses incurred by them in forwarding these materials. The Corporation also has retained D. F. King & Co., Inc. to assist it in connection with the solicitation, at an estimated fee of $50,000, plus reimbursement of out-of-pocket expenses. The Corporation has agreed to indemnify D.F. King & Co., Inc. against certain liabilities. In addition, the Corporation has retained Abernathy MacGregor Scanlon as public relations adviser to assist the Corporation with its communications to shareholders with respect to the Offer. The Corporation has agreed to pay Abernathy MacGregor Scanlon its reasonable and customary compensation for its services. The following officers or employees of Wolfensohn, the Corporation's financial adviser (599 Lexington Avenue, New York, New York 10022), may also solicit proxies, at no extra fee to the Corporation beyond the fees described in the following paragraphs: Glen S. Lewy; H. Marshall Sonenshine; and D. G. Kim. The costs of solicitation will be borne by the Corporation.

                                   OTHER FEES

     Pursuant to a letter agreement dated as of August 1, 1994, the Corporation has retained Wolfensohn to provide advisory and investment banking services with respect to a general review of the Corporation's strategic and financial position for a cash fee equal to $150,000 per month, payable on the date of the letter agreement with respect to the period from August 1, 1994 through December 31, 1994. Pursuant to a letter agreement dated as of September 1, 1994 (the "September 1, 1994 Letter Agreement"), the Corporation has retained Wolfensohn to provide advisory and investment banking services with respect to a possible transaction (a "Footwear Group Transaction") relating to a disposition or disaggregation of or business combination involving the Corporation's Footwear Group. The September 1, 1994 Letter Agreement provides for the payment by the Corporation to Wolfensohn of a cash fee equal to 1% of the Aggregate Consideration (as defined below) in connection with a Footwear Group Transaction, minus $375,000.

     Pursuant to a letter agreement dated as of January 16, 1995 (the "January 16, 1995 Letter Agreement"), the Corporation has retained Wolfensohn to provide advisory and investment banking services with respect to possible transactions (each, a "Transaction") relating to a disposition or disaggregation of or business combination involving one or more of (i) the Corporation, (ii) the Corporation's Women's Specialty Retailing Group and (iii) LensCrafters, PLC and the other subsidiaries constituting the Corporation's optical business (the "Optical Retailing Group"). The January 16, 1995 Letter Agreement provides for the payment by the

Corporation to Wolfensohn of a cash fee equal to (a) $150,000 per month from and as of January 1, 1995 for a minimum of six months (such $900,000 payable on execution of the agreement) of which 50% is credited towards any Transaction fee described in clause (b) below and (b) with respect to each Transaction, a cash Transaction fee equal to 1% of the Aggregate Consideration or 1% of the Spin-Off Value (as defined below), as the case may be, of such Transaction; provided, however, that the fee payable in respect of a Transaction involving all or a significant portion of the Women's Specialty Retailing Group shall not be less than $3,500,000. In the event that a Transaction involving the sale or disposition of the Corporation shall be consummated prior to a Footwear Group Transaction, the fees payable under the January 16, 1995 Letter Agreement shall be credited towards or paid in lieu of, as the case may be, any future fees payable under the September 1, 1994 Letter Agreement. For purposes of this paragraph and the preceding paragraph, Aggregate Consideration shall mean the total gross amount of cash and the fair market value on the date of closing of all other property paid or payable directly or indirectly to the Corporation or the Corporation's securityholders in connection with a Transaction including (i) amounts paid with respect to contingently issuable shares and (ii) the face amount of any debt obligations of the Corporation assumed or extinguished by the purchaser or otherwise transferred or extinguished upon consummation of such Transaction. For purposes of this paragraph, Spin-Off Value shall mean the aggregate market value, based on the prices contained in The Wall Street Journal as of the date of the closing of the related Transaction, of all securities issued or distributed by the Corporation in connection with a Spin-Off and the face amount of any debt obligations transferred with or assumed pursuant thereto.

     The Corporation has also agreed to reimburse Wolfensohn for its reasonable out-of-pocket expenses, including the fees and disbursements of legal counsel, and to indemnify Wolfensohn against certain liabilities arising out of any actual or proposed transaction, or in the course of its work on behalf of the Corporation.

                                 OTHER MATTERS

     No other matter is to be considered at the 831 Special Meeting. However, if any procedural matter properly comes before the 831 Special Meeting, the proxies also confer authority to the persons named in the accompanying proxy to vote the Common Shares to which the proxy relates on such matter at their discretion.

     A copy of the Acquiring Person Statement delivered to the Corporation by LAC and Luxottica accompanies this Proxy Statement as Exhibit A. The Acquiring Person Statement and the Offer contain important information and should be read by shareholders before any decision is made with respect to voting on the Control Share Acquisition.

     Only holders of record of Common Shares as of the close of business on the Record Date will be entitled to vote at the 831 Special Meeting or any adjournment thereof. Shareholders of record on the Record Date will retain their voting rights for the 831 Special Meeting even if such Common Shares are sold after the Record Date or are tendered pursuant to the Offer, whether before or after the Record Date. The tender of Common Shares pursuant to the Offer does not constitute the grant to LAC or Luxottica of a proxy or any voting rights with respect to the tendered Common Shares until such time as such Common Shares are accepted for payment by LAC.

     Proxies representing any Common Shares held in the names of a brokerage firm, bank, bank nominee or other institution on the Record Date can only be executed upon receipt of specific instructions by such brokerage firm, bank, bank nominee or other institution. Accordingly, please contact the person responsible for your account and instruct that person to execute the WHITE proxy card with respect to Common Shares you own beneficially.

     PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING WHITE PROXY CARD PROMPTLY. BY DATING, SIGNING AND MAILING THE ACCOMPANYING WHITE PROXY CARD, ANY PROXY PREVIOUSLY SIGNED BY YOU WITH RESPECT TO THE CONTROL SHARE ACQUISITION WILL BE AUTOMATICALLY REVOKED.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL SHAREHOLDERS

     The following table sets forth information, as of March 3, 1995 (unless a different date is specified in the notes to the table), with respect to (a) each person known by the Board of Directors of the Corporation to be the beneficial owner of more than 5% of the Corporation's outstanding Common Shares, (b) each current director of the Corporation, (c) each of the Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K) and (d) all directors and executive officers of the Corporation as a group:

                                           AMOUNT AND NATURE      SHARES SUBJECT TO
                                             OF BENEFICIAL       OPTIONS EXERCISABLE     PERCENT OF
               SHAREHOLDER                   OWNERSHIP (A)         WITHIN 60 DAYS         CLASS(B)
- - -----------------------------------------  -----------------     -------------------     ----------
Mellon Bank Corporation..................      4,678,000(c)                                 10.1%
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258
The Prudential Insurance
  Company of America.....................      3,168,100(d)                                  6.8%
Prudential Plaza
Newark, New Jersey 07102
Sasco Capital, Incorporated..............      2,971,200(e)                                  6.4%
10 Sasco Hill Road
Fairfield, Connecticut 06430
Leon G. Cooperman........................      2,678,100(f)                                  5.8%
c/o Omega Capital Partners
88 Pine Street
New York, New York 10005
Joseph H. Anderer........................         40,711                17,999                  *
Philip E. Beekman........................          7,000                 1,999                  *
David M. Browne..........................        155,738(g)(h)          80,250                  *
Gilbert Hahn, Jr.........................         31,000                23,999                  *
Noel E. Hord.............................         38,000(g)             12,500                  *
Roger L. Howe............................         21,000                 1,999                  *
Bannus B. Hudson.........................        320,699(g)            177,000                  *
Lorrence T. Kellar.......................         23,006                11,999                  *
Albert M. Kronick........................         47,999(h)             20,000                  *
Thomas Laco..............................         50,800(h)              3,999                  *
Charles S. Mechem, Jr....................         36,500                13,333                  *
John L. Roy..............................         40,000                23,999                  *
Michael M. Searles.......................        131,000                50,000                  *
Phyllis S. Sewell........................         14,000                 3,999                  *
K. Brent Somers..........................        101,027(g)(h)          55,000                  *
All directors and executive
officers as a group (22 persons).........      1,362,753(g)(h)         695,520              2.93%

- - ---------------

*Percent of class is less than 1%

     (a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days. Unless otherwise indicated, (i) the amounts owned reflect direct beneficial ownership, and (ii) the person indicated has sole voting and investment power. Amounts shown include the number of Common Shares subject to outstanding options under the Corporation's stock option plans that are exercisable within 60 days.

     (b) The percentages shown are calculated on the basis that outstanding shares include Common Shares subject to outstanding options under the Corporation's stock option plans that are exercisable by directors and officers within 60 days.

     (c) Mellon Bank Corporation, on behalf of itself and its direct or indirect subsidiaries, Boston Safe Deposit and Trust Company, Mellon Bank, N.A., Mellon Capital Management Corporation, The Boston Company Advisors, Inc., The Boston Company Asset Management, Inc. and The Dreyfus Corporation, has reported (in Amendment No. 3 to a Schedule 13G dated March 8, 1995 and filed with the Securities and Exchange Commission) that as of that date it had sole voting power with respect to 3,562,000 Common Shares, shared voting power with respect to 20,000 Common Shares, sole dispositive power with respect to 3,919,000 Common Shares and shared dispositive power with respect to 759,000 Common Shares.

     (d) The Prudential Insurance Company of America has reported (in a Schedule 13G dated February 2, 1995 and filed with the Securities and Exchange Commission) that as of December 31, 1994 it had sole voting power and sole dispositive power with respect to 265,600 Common Shares and shared voting power and shared dispositive power with respect to 2,902,400 Common Shares.

     (e) Sasco Capital, Incorporated has reported (in a Schedule 13G dated February 3, 1995 and filed with the Securities and Exchange Commission) that as of that date it had sole voting power with respect to 1,519,300 Common Shares and beneficial ownership to direct disposition with respect to 2,971,200 Common Shares.

     (f) Leon G. Cooperman of Omega Capital Partners, L.P., Omega Institutional Partners, L.P., Omega Overseas Partners, Ltd., Omega Overseas Partners II, Ltd., and Omega Advisors, Inc., has reported (in a Schedule 13D dated March 6, 1995 and filed with the Securities and Exchange Commission) that as of that date he had sole voting power and sole dispositive power with respect to 2,014,300 Common Shares and shared voting power and dispositive power with respect to 663,800 Common Shares.

     (g) Includes restricted Common Shares granted under The United States Shoe Corporation 1988 Employee Incentive Plan, which total 25,000, 7,985, 20,000 and 5,000 for Messrs. Hudson, Browne, Hord and Somers, respectively, and 57,985 for all directors and executive officers as a group.

     (h) Includes Common Shares in which the reporting person disclaims beneficial ownership. Messrs. Browne, Kronick and Somers disclaim beneficial ownership of 33 Common Shares, 2,000 Common Shares and 200 Common Shares, respectively; such Common Shares are owned by their spouses. Mr. Laco disclaims beneficial ownership of 2,800 Common Shares; such Common Shares are held in trust for family members. Directors and executive officers as a group disclaim beneficial ownership of 5,033 Common Shares; such Common Shares are owned by certain executive officers' spouses.

                             SHAREHOLDER PROPOSALS

     Proposals of security holders to be presented at the 1995 Annual Meeting of Shareholders of the Corporation must have been in proper form and received by the Corporation by December 22, 1994.

                                            By Order of the Board of Directors,

                                            James J. Crowe,
                                            Secretary

Cincinnati, Ohio
March 28, 1995

                                                                       EXHIBIT A

                           ACQUIRING PERSON STATEMENT

                        Pursuant to Section 1701.831 of
                             the Ohio Revised Code*

                       THE UNITED STATES SHOE CORPORATION
                      (Name of Issuing Public Corporation)

                               One Eastwood Drive
                             Cincinnati, Ohio 45227
                    (Address of Principal Executive Offices)

                          LUXOTTICA ACQUISITION CORP.
                                      And
                             LUXOTTICA GROUP S.P.A.
                              (Acquiring Persons)

     This Acquiring Person Statement is being delivered to The United States Shoe Corporation, an Ohio corporation ("U.S. Shoe"), pursuant to Section 1701.831 of the Ohio Revised Code by Luxottica Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Luxottica Group S.p.A., a corporation organized under the laws of the Republic of Italy ("Parent"), and by Parent, and relates to the tender offer by Purchaser to purchase all outstanding common shares, without par value ("Shares"), of U.S. Shoe, together with the associated preference share purchase rights (the "Rights" and, as used hereinafter, the term "Shares" shall include the Rights) issued pursuant to the Rights Agreement, dated as of March 31, 1986, by and between U.S. Shoe and Morgan Shareholder Services Trust Company (as successor to Morgan Guaranty Trust Company of New York), as amended by the First Amendment to Rights Agreement, dated as of March 23, 1988, at $24.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated March 3, 1995, as the same may be amended from time to time (the "Offer to Purchase"), a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

ITEM 1.  IDENTITY OF THE ACQUIRING PERSONS.

     The acquiring persons are Purchaser and Parent. The address of the principal executive office of Purchaser is c/o Avant-Garde Optics, Inc., 44 Harbor Park Drive, Port Washington, New York 11050. The address of the principal executive office of Parent is Via Valcozzena, 10, 32021 Agordo (Belluno), Italy.

     The information set forth in "Introduction" and "Certain Information Concerning the Purchaser and Parent" of the Offer to Purchase is incorporated herein by reference.

ITEM 2.  DELIVERY OF ACQUIRING PERSON STATEMENT.

     This Acquiring Person Statement is given pursuant to Section 1701.831 of the Ohio Revised Code. Purchaser and Parent hereby request that the special meeting of the shareholders of U.S. Shoe, which is required to be called by the directors of U.S. Shoe pursuant to division (C) of Section 1701.831 of the Ohio Revised Code as a result of the delivery of this Acquiring Person Statement, be held no sooner than thirty (30) days after U.S. Shoe's receipt of this Acquiring Person Statement.

- - ---------------

* Notwithstanding the making and delivery of this Statement, all rights are reserved (i) to challenge the constitutionality of all or any part of Section 1701.831 and related provisions of the Ohio Revised Code and their application to the Offer to Purchase and/or (ii) to seek an amendment to the Regulations of U.S. Shoe providing that Section 1701.831 and related provisions of the Ohio Revised Code do not apply to control share acquisitions of Shares, including pursuant to the Offer to Purchase.

ITEM 3.  OWNERSHIP OF SHARES BY ACQUIRING PERSON.

     Information regarding the number of Shares beneficially owned, directly or indirectly, by Parent, Purchaser and certain affiliates is set forth in the last paragraph of "Certain Information Concerning the Purchaser and Parent" of the Offer to Purchase which is incorporated herein by reference.

ITEM 4.  RANGE OF VOTING POWER.

     Purchaser and Parent propose to acquire all of the outstanding Shares in accordance with and as contemplated by the terms of the Offer to Purchase. This proposed control share acquisition would result in the acquisition of a majority or more of the voting power of U.S. Shoe in the election of directors as described in subdivision (c) of division (Z)(1) of Section 1701.01 of the Ohio Revised Code.

ITEM 5.  TERMS OF THE PROPOSED CONTROL SHARE ACQUISITION.

     The information set forth in "Introduction", "Terms of the Offer", "Source and Amount of Funds", "Purpose of the Offer; Plans for the Company; Other Matters Relating to the Offer and the Proposed Merger", "Certain Conditions of the Offer", and "Certain Legal Matters; Required Regulatory Approvals" of the Offer to Purchase is incorporated herein by reference.

ITEM 6.  REPRESENTATIONS OF LEGALITY; FINANCIAL CAPACITY.

     Purchaser and Parent represent that the proposed control share acquisition will not be contrary to any law and that they have the financial capacity to make such proposed control share acquisition. The information set forth in "Certain Legal Matters; Required Regulatory Approvals" and "Source and Amount of Funds" of the Offer to Purchase is incorporated herein by reference.

                                                     LUXOTTICA ACQUISITION CORP.
Dated:  March 3, 1995                        By:     /s/  Claudio Del Vecchio
                                                     Name: Claudio Del Vecchio
                                                     Title:  President
                                                     LUXOTTICA GROUP S.P.A.
Dated:  March 3, 1995                        By:     /s/  Claudio Del Vecchio
                                                     Name: Claudio Del Vecchio
                                                     Title:  Managing Director

                      THE UNITED STATES SHOE CORPORATION
           PROXY - SPECIAL MEETING OF SHAREHOLDERS, APRIL 21, 1995
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder appoints Lorrence T. Kellar, John L. Roy and Phyllis S. Sewell and each of them, as attorneys, with full power of substitution, to vote all shares of THE UNITED STATES SHOE CORPORATION that the undersigned is entitled to vote at the Special Meeting of the Corporation's shareholders to be held at The Phoenix, 812 Race Street, Cincinnati, Ohio 45202, on Friday, April 21, 1995 at 10:00 A.M., and at any adjournment thereof, upon the matters indicated on the reverse side hereof and fully described in the Corporation's proxy statement dated March 28, 1995 as well as upon any procedural matter properly coming before the meeting.

This form of proxy also constitutes instructions to The Charles Schwab Trust Company, as trustee, to vote all shares, if any, held by such trustee which are credited to the undersigned under The United States Shoe Corporation Tax Incentive Savings Plan.

 PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this Proxy exactly as your name appears hereon. Joint owners should each sign personally. If signing as attorney, administrator, executor, guardian or trustee, please give title as such. If a corporation, this signature should be that of an authorized officer who should state his or her title. If a partnership, sign in partnership name by authorized person.

/ X /   PLEASE MARK VOTES                                                       The Board of Directors recommends a Vote
        AS IN THIS EXAMPLE                                                                AGAINST Proposal 1.
                                                                                                     FOR     AGAINST   ABSTAIN
        The shares represented by this proxy when               1. To authorize as required by       /  /     /  /      /  /
        properly executed will be voted as directed or, if         Section 1701.831 of the Ohio
        no direction is specified, will be voted AGAINST           Revised Code the proposed
        Proposal 1.                                                control share acquisition by
                                                                   Luxottica Acquisition Corp.

                                                                2. In their discretion, to act upon such procedural matters as
        RECORD DATE SHARES:                                        may properly come before the meeting.

                                                                Please sign this proxy exactly as your name appears
                                                                hereon. Joint owners should each sign personally. If
                                                                signing as attorney, administrator, executor, guardian or
                                                                trustee, please give title as such. If a corporation, this signature should be that of an authorized officer who
                                                                should state his or her title. If a partnership, sign in
                                                                partnership name by authorized person.

                                                                                                               -------------------
                                                                Please be sure to sign and date this Proxy.    Date
                                                                ------------------------------------------------------------------

                                                                ------------------------------------------------------------------
                                                                       Signature                  Signature if held jointly

